EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-30559, No. 333-57507 and No. 333-101607) and Form S-8 (File No. 33-42354, No. 33-63510, No. 33-79654, No. 33-79756, No. 33-79664, No. 333-48357, No. 333-68815, No. 333-81821, and No. 333-94405) of Allied Waste Industries, Inc. of our report dated February 13, 2003 with respect to the 2002 and 2001 consolidated financial statements, except for the reclassifications relating to the discontinued operations, the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 145, and the transitional disclosures relating to the adoption of SFAS No. 143, all described in Note 20, as to which the date is August 26, 2003; and August 26, 2003 with respect to the 2000 consolidated financial statements of Allied Waste Industries, Inc., which appears in this Current Report on Form 8-K. We also consent to the reference to us under the heading “Selected Financial Data” in this Current Report on Form 8-K.

PricewaterhouseCoopers LLP
Phoenix, Arizona
August 29, 2003